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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Nonemployee Directors Stock Option Plan, 1991 Stock Option Plan, and Nonqualified Stock Option Agreements of Intellicorp, Inc. of our report dated July 31, 1998, with respect to the consolidated financial statements of Intellicorp, Inc. in its Annual Report (Form 10-KSB) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



Palo Alto, California
December 17, 1998